Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Kartoon Studios, Inc. our report dated April 12, 2023, relating to the consolidated financial statements of Genius Brands International, Inc. (n/k/a Kartoon Studios, Inc.), appearing in the Annual Report on Form 10-K of Genius Brands International, Inc. (n/k/a Kartoon Studios, Inc.) for the year ended December 31, 2022.

/s/ Baker Tilly US, LLP

Los Angeles, California
June 10, 2024